Form C

Cover Page

Name of issuer:

Martingale LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CO

Date of organization: 1/1/2018

Physical address of issuer:

618 S 223rd St
Des Moines WA 98198

Website of issuer:

http://www.adventusfilms.net/martingale

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Revenue Participation Rights

Target number of securities to be offered:

65,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $65,000; interests will be sold in increments of $1.

Target offering amount:

$65,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

6/18/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($215.00)	($215.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Martingale LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Chris Taylor	Filmmaker	Adventus Films	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Chris Taylor	President	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Adventus Films, owned by Chris Taylor	Membership interests	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> While Adventus Films (the parent company of Martingale LLC) has been around a while and has collaborated in a key position on over 25 narrative films, it has only been at the helm of 2, both of which are still in stages of post-production and have yet to see their day in the market. Both of which are on track for completion and/or distribution by 2018. This means that, while we have helped other production companies find success in profiting from film production, we have yet to do it as the key production company on a film.
>
> Competition from other movies in our genre, in the market, at the time of this movie's release, is always a risk. Especially considering this production's low budget which doesn't allow for A-list actors, there's considerable competition with those movies with similar genres with more recognizable actors that could earn more attention from audiences and distributors. This ultimately comes down to good timing with what distributors want in their library and a great marketing campaign.
>
> We cannot predict the economic success of any movie because the revenue derived from the distribution of a film (which does not necessarily directly correlate with the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film also depends on the public's acceptance of competing series and films, the availability of alternative forms of entertainment and leisure-time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted. We cannot guarantee that the film will be profitable.

Investors have no voting rights. They will have no right to participate in the business or affairs of Martingale LLC. The Financing Agreement does not contain any affirmative or negative covenants relating to the operation of the business or otherwise. Martingale LLC does not have any voting agreements in place for Revenue Participation Rights participants. Martingale LLC does not have any shareholder/equity holder agreements in place. Investors under no circumstances shall have the right to rescind, terminate or enjoin the exploitation of the movie or interfere with any rights granted to, any distributor or licensee under any agreement entered into by Martingale LLC. As between Martingale LLC and the investor, all business and creative decisions with regard to the movie shall be made solely by Martingale LLC.

If the film fails for any reason, is never produced or is abandoned, investors will not receive any return on their investment and will lose all of their investment amount. The revenue participation rights only provide a right to share in the revenues of "Martingale". Accordingly, investors should be aware that their investment is not diversified and totally dependent upon the success of a single film. The film might not be made due to unforeseen circumstances such as a loss of key personnel, industry strike, weather, natural disaster, illness of cast or other key personnel.

Labor laws for actors, or strike by actors' unions may affect our ability to complete "Martingale". Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The film might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, operations, or other expenses. Even if the film raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in your investment in the company being worth less because of the terms of future investment rounds.

As the film has not yet secured a full cast or distribution, it is possible that it will not be able to secure either of those things and will never be produced.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$65,000**
Use of Proceeds:	95% -- Pre-Production and Principal Photography, which includes the rates for all filming crew, local-hire actors, equipment, locations usage, food, as well as necessary legal and insurance costs 5% -- Wefunder fee

If we raise: **$100,000**

Use of Proceeds: 60% -- Pre-Production and Principal Photography

35% -- Post-Production, including additional editing, sound mixing, VFX and distribution costs like film festivals and deliverables

5% -- Wefunder fee

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Martingale LLC are using a Revenue Participation Agreement. The distribution of revenues to Investors are as follows:

First, to the Collection Agent for payment of fees and expenses owed by the Company, if applicable.

Then, all actual state and local taxes and fees based on gross income and taxable income of the Company directly related to the Picture shall be deducted, not including taxes paid on behalf of the members;

Then, all actual, out of pocket, third party costs of delivery not otherwise budgeted and required by distributors of the Picture shall be deducted to the extent not assumed by distributors as recoupable expenses;

Then, a percentage of the remaining amounts of Gross Proceeds shall be allocated on a continuing basis to a reserve fund for payment of residuals as required by any applicable guild and/or union agreements (IE, 6.2% for SAG);

Then, to the sales agent(s) for payment of the sales agency fees and expenses and for legal fees incurred in connection with the negotiation of all distribution and/or sales agency agreements;

Then, to a reserve to pay for such working capital or reserves as Company reasonably determines to be necessary or appropriate for the proper operation of the Company's business, which shall be liquidated on an on-going basis every six (6) months, provided that Company shall be permitted to withhold a reasonable amount for the purposes herein, including for tax preparation; Not to exceed a total reserve of U.S Six Thousand Dollars ($6,000.00)

Then, Company shall have the right to repay any first priority indebtedness incurred by Company up to $40,000, plus all applicable fees and interest, in connection with the Picture.

Then, one hundred percent (100%) to the investors (including Investor and all In-Kind Contributors), *pro rata pari passu* until such investors shall have been distributed an aggregate amount equal to their investments, plus a fixed premium of twenty percent (20%);

Then, any deferred amounts that are payable in connection with the Picture shall be paid out on a *pari passu* and proportionate basis from Adjusted Gross Proceeds;

Thereafter, the balance shall be considered "Net Profits" and Investor shall receive Investor's Proportionate Share of fifty percent (50%) of such Net Profits (the "Investors' Net Profits") on a *pari passu* basis with other investors (including In-Kind Contributors), in perpetuity. The remaining fifty percent (50%) of Net Profits shall be distributed within the sole discretion of the Company (the "Producer Net Profits").

For the avoidance of doubt, none of the costs and expenses outlined herein may be deducted more than once.

"Proportionate Share" shall be defined as the proportionate amount that the Investor's Investment represents against the total investments in the Picture (including In-Kind Contributions).

It is understood and agreed that Company shall be permitted, within its sole discretion, to accept investors on an "in-kind" basis on the same terms as provided for cash investors in connection with the Picture (collectively "In-Kind Contributions" or "In-Kind Contributors"), provided that (i) any In-Kind Contributions shall be granted on an arms-length basis and

Company shall use best commercial efforts to assign the reasonable fair market value to any such In-Kind Contributions, and (ii) in no event shall such In-Kind Contributions when taken with all cash investments exceed the Maximum Capitalization without Investor's prior written consent.

Gross Proceeds. "Gross Proceeds" with respect to any period shall mean all cash, revenues, funds and receipts received, credited to or earned by the Company in connection with the Picture in any and all media worldwide during such period, including without limitation, in connection with the exploitation of the Picture in any and all media worldwide. Notwithstanding the foregoing, excess cash received from any monies raised through a "Kickstarter" fundraising campaign and non-recoupable grant monies shall not be included in the definition of Gross Proceeds, provided that any such monies shall be utilized by Production Company solely in connection with the production, completion, promotion, delivery and/or exploitation of the Picture.

Accounting. The Company shall maintain complete books and records with respect to the distribution and exploitation of the Picture. The Company shall render to Investor, on a quarterly basis for the first two (2) years after initial distribution of the Picture, a written statement of monies due Investor, if any, hereunder (the "Investor Statement") and such Investor Statement shall be accompanied by remittance of any amount shown to be due to Investor thereon. Thereafter, Investor Statements and payments shall be provided semi-annually for as long as the Picture generates Gross Proceeds. If any error is made by the Company in any Investor Statement, it may be corrected by the Company within six (6) months thereafter by making any necessary deductions or additions on subsequent Investor Statements, or at the Company's option by rendering an Amended Investor Statement. Each Investor Statement shall be rendered within sixty (60) days following the end of each accounting period and shall include payment of the applicable

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The Securities embodies the entire understanding of the parties hereto and supersedes and replaces all other agreements (written and oral) between the parties relating to the subject matter hereof, and no change, modification or amendment will be valid or effective unless in writing and signed by both parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Martingale LLC is a single-member LLC and have not authorized and units yet.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

There are no shares issued in this offering. This is a Revenue Participation Rights Financing Agreement. For more information please review the Offering Details Document.

As a holder of Revenue Participation Rights you will have no voting rights, and limited ability, if at all, to influence out policies or any other corporate matter, including the election of directors, changes to the Company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or of assets of the Company, or transactions with related parties.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our equity that take into account factors such as the following:

- unrelated third party valuations of our equity;
- the price at which we sell other securities, such as convertible debt or equity, in light of the rights, preferences and privileges of our those securities relative to those of our equity;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our equity;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're a team of filmmakers, proven in our ability to tell great stories and turn a profit in the marketplace. We need people like you to share in the production and revenues of this new and original suspense feature created in the way we know best: on a Micro-Budget for greater ROI potential.

We have a few films like this one in the queue with progressively higher budgets. But we want to start conservatively with *Martingale* to prove ourselves on a fundraising platform that is brand new to us!

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Martingale LLC was incorporated in the State of Colorado in January 2018. It is owned by Adventus Film, which is owned by the founder and managing member of Martingale LLC, Chris Taylor

Since then, we have:

- Our marketing team grossed 30-40x the budget on previous movies
- Past movies have garnered 24 "Best Film" and "Audience Choice" awards at film festivals.
- Director Tony Doupe has acted in over 85 movies and TV shows.
- Historically, we've specialized in shoestring budgets with high production value to maximize profits.

Historical Results of Operations

Our company was organized in August 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended February 9, 2018, the Company had revenues of $0.
- *Assets.* As of February 9, 2018, the Company had total assets of $0, including $0 in cash.
- *Net Loss.* The Company has had net losses of $215 for 2018.
- *Liabilities.* The Company's liabilties totaled $0 for 2018.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our expected runway will be about 6 months as we complete filming and pre-production. If we only hit our minimum funding target, these funds will not be sufficient to complete the film, and we will need to raise further funds to complete post-production.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. If we do not hit our maximum fundraising target we will look to individual investors to raise additional capital so we are able to finish the movie. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

The founder and managing member currently owns Adventus Films, which owns Martingale LLC. The founder and managing member plans to award 50% of the units of Martingale LLC to give to producers of the film as sweat equity, and the other 50% of units to future investors willing to fund the project. There have been no assets or intellectual property transferred between Adventus Films and Martingale LLC to date.

Runway & Short/Mid Term Expenses

Martingale LLC cash in hand is $0, as of January 2018. As we have not yet started production on the movie, over the last three months revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month.

Martingale LLC has no operating history and has relied on its sole member's work to push the project forward.

Provided a successful funding campaign, the majority, if not all, of our funds will be expended in 6 - 12 months, which includes shooting, editing and distribution costs. While a minimum $65,000 investment is needed to get us through Filming and Pre-Production, another $15,000 will be needed for Post-Production. If we only hit our minimum fundraising target we will need to raise additional funds to complete the film.

If we're unable to raise that through an equity investment, crowdfunding or otherwise, our team has the aptitude and resources to bootstrap the rest of what's needed to deliver a completed film, whether it be through sweat equity, production company funds (outside of Martingale LLC), non-equity crowdfunding (Kickstarter for example), or all of the above. We've done this before and if it comes to that again, we have complete confidence in finding alternative means to finalize the movie to ensure its marketability.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Chris Taylor, certify that:

(1) the financial statements of Martingale LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Martingale LLC included in this Form reflects accurately the information reported on the tax return for Martingale LLC filed for the fiscal year ended 2017.

Chris Taylor
Filmmaker

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.adventusfilms.net/martingale/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Martingale Revenue Participation LLC
Early Bird Martingale Revenue Participation LLC

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Chris Taylor

Appendix E: Supporting Documents

Operating_Agreement.pdf

CLOSING IN 11 DAYS
Invest until 11:59pm EDT on Jun 18

INVEST IN MARTINGALE

A Revenge Flick Offering Something A Little Different

> *Adventus Films is a team of filmmakers working on a new venture: Martingale. The Adventus team has a proven ability to tell great stories and turn a profit in the marketplace. We need people like you to share in the production and revenues of this new and original suspense feature created in the way we know best: on a Micro-Budget for greater ROI potential.*

Chris Taylor
PRODUCER / WRITER, MARTINGALE

FOLLOW US FOR UPDATES · SHARE · TWEET
6 UPDATES · 90 FOLLOWERS


KNOW THE RULES. KNOW THE STAKES. KNOW WHEN TO WALK AWAY.
MARTINGALE

140
investors

$100,000+
raised of $65K-$100K goal

$100 min
by Wefunder Portal LLC

INVEST

Revenue Participation Agreement
120% of Principal + **50%** of Net Profit
100% of proceeds are paid to investors pro-rata until 120% of principal investment is returned. Thereafter investors earn 50% of net profits. This is a custom contract, see document for details.

150% of Principal + 50% of Net Profits

Investors who fund the first $20,000 of this fundraise will receive 150% of their principal investment returned (instead of 120%). Thereafter investors earn 50% of net profits. This is a custom contract, see document for details.

INVESTOR PERKS

$100+	A "THANK YOU" in the credits/IMDb, a Digital Download of MARTINGALE before it's released and EXCLUSIVE ACCESS to our Behind-The-Scenes Video Updates during the shoot, which won't be released to the public.
$500+	Walk the RED CARPET with One Ticket to the MARTINGALE Premiere and the After-Party, either in Seattle or Hollywood.
$1,000+	Walk the RED CARPET with Two Tickets to the Premier (Seattle or Hollywood) and a Cast & Crew SIGNED BLU-RAY of MARTINGALE.
$5,000+	ASSOCIATE PRODUCER level, which you'll receive in the credits/IMDb. You'll get VIP For A Day access while filming (limited to the TBD filming schedule). Also, a Cast & Crew SIGNED 27X40 POSTER.
$10,000+	CO-EXECUTIVE PRODUCER level, which you'll receive in the credits/IMDb. Our Executive Producers are ALLOWED ON SET anytime while we're filming AND get a Walk-On Role in MARTINGALE (if you choose, in WA state, limited to the TBD filming schedule). Also, FOUR TICKETS to the Red Carpet Premiere and After-Party.

$20,000+ EXECUTIVE PRODUCER level, which you'll receive in the credits/IMDb. Our Executive Producers are ALLOWED ON SET anytime while we're filming AND get a Walk-On Role in MARTINGALE (if you choose, in WA state, limited to the TBD filming schedule). As a TOP PRODUCER, you're also invited to the editing studio during Post-Production! This credit is also given to our FIRST 2 INVESTORS at the $10,000 Level.

OUR AMBITION

Adventus Films have a few films like this one in the queue with progressively higher budgets. But we want to start conservatively with *Martingale* to prove ourselves on a fundraising platform that is brand new to us!

KEY FACTS

- Our marketing team grossed 30-40x the budget on previous movies
- Past movies have garnered 24 "Best Film" and "Audience Choice" awards at film festivals.
- Director Tony Doupe has acted in over 85 movies and TV shows.
- Historically, we've specialized in shoestring budgets with high production value to maximize profits.

DOCUMENTS

Martingale_Look_Book.pdf
Video Transcripts

adventusfilms.net/martingale *from Des Moines Washington* B2C ENTERTAINMENT MEDIA MOVIE FILM WOMAN MOBILE

Why I Like Martingale

The cinematography [for our film] is fantastic, thanks to Chris Taylor of Adventus Films. Nothing like beautiful images to help the creative juices start flowing. Not only is he a heck of a nice guy, but he and his crew put in some long hours to ensure we got all the shots we needed.



Catherine Grealish
COMPOSER

THE BUZZ ABOUT MARTINGALE

When I met Tony on a set in 2006, I was immediately impressed with his abilities. He's an amazing person and a complete pleasure to have on set. The set dynamic is incredibly important to me, so I really searched for people who would enhance the production on a personal level, as well as professional.



Megan Griffiths
Director, "Lucky Them" and "Eden"

A Track Record Of Success

Adventus Films, the main production company behind *Martingale,* has partnered with the producers from The October People for the second time on a feature film. *The Killing Joke*, our most recent film together made on a similar budget, is currently in post-production and is slated for a late 2018 release.

Why is this important? Besides the excellent creative dynamic we've built with them over the last few years, they're a tremendous asset in production and distribution, bringing in more than $575,000 in gross revenue on multiple feature films on less than $60,000 spent on them.



OUR 3 MOST SUCCESSFUL MOVIES
Thousands of Dollars
$400
$350
$300
$250
$200
$150
$100
$50
$0
$344
$202
$131
$11
$269
$211
$50
$8
$72
$32
$40
The Invoking 2013
Found. 2014
The Device 2014
Distributor/Other Fees
Profit
Budget

Our Model Is Proven

To date, our production companies have released **five features worldwide** on DVD and video on demand (VOD) platforms, including Amazon, Hulu, Google Play, Vudu, iTunes, DirecTV, and XBOX/Playstation gaming consoles.



THE INVOKING
HUNTING GROUNDS
THE HOLLOW ONE
DEVICE
FOUND.

hulu amazon Google Play vudu DIRECTV redbox. iTunes


THE
INVOKING

FOUND.
MARTY LOVED HORROR MOVIES...
"Stunning! An absolutely breathtaking piece of art."
"One of the most

THE INVASION HAS BEGUN
THE DEVICE

We've Won 24 Film Festival Awards

Production partners Adventus Films and The October People have a great sense of storytelling and production value, as recognized by these film festivals and contests.


WINNER AUDIENCE CHOICE AWARD SEATTLE 48 HOUR FILM PROJECT 2017
WINNER AUDIENCE CHOICE AWARD SEATTLE HORROR 48 HOUR FILM PROJECT 2013
WINNER BEST SCI-FI/HORROR FEATURE TORONTO INDEPENDENT FILM FESTIVAL 2015
WINNER BEST CINEMATOGRAPHY SEATTLE 48 HOUR FILM PROJECT 2014
WINNER AUDIENCE CHOICE AWARD SEATTLE TRUE INDEPENDENT FILM FESTIVAL 2013
WINNER BEST CINEMATOGRAPHY CRIMSON SCREEN HORROR FILM FESTIVAL 2015
WINNER BEST CINEMATOGRAPHY DARK CARNIVAL FILM FESTIVAL 2013
WINNER BEST FILM NORTHWEST COLLEGE FILM FESTIVAL 2012
WINNER BEST SCI-FI/HORROR FEATURE TORONTO INDEPENDENT FILM FESTIVAL 2015
WINNER AUDIENCE CHOICE AWARD LOCAL SIGHTINGS FILM FESTIVAL 2014
WINNER AUDIENCE CHOICE AWARD HOLLYWOOD FRINGE FILM FESTIVAL 2012
WINNER BEST CINEMATOGRAPHY HORRIBLE IMAGININGS FILM FESTIVAL 2015
WINNER BEST SHORT FILM SEATTLE TRUE INDEPENDENT FILM FESTIVAL 2012

"MARTINGALE": An Ultra-Low Budget Project Disguised as a Million-Dollar Movie



The story of *Martingale* follows Danni, a security officer at a tribal casino who is still grieving the loss of her teenage daughter two years prior. Not ready to move on, she embezzles from her employer to afford a civil suit against the man, a sex trafficker, whom she holds responsible for her daughter's overdose and untimely death. But when her laptop and all her case files are stolen, Danni hits a wall. Already strung out from the last 2 years, she considers resorting to old habits, but through a little modern technology, she's fortuitously able to track her property to an unassuming man on the other side of town. With a hidden agenda in place, she befriends him, realizing certain things might benefit her cause. As Danni gets potentially closer to finding some solace, her desperation intensifies and shifts - and with it, so do her morals.

Test Shoot Production Stills

In January, we did a test shoot with Tonya M. Skoog (playing the role of "Danni") for our pitch video.









We Can Make A True Thriller For Cheap

Low-budget movies like *Martingale* are developed mostly with investors who'd like to get their feet wet as an Executive Producer in mind. These projects are obviously a much lower risk than the million dollar blockbusters we usually see, but they still provide good earning potential and establish the same integrity and communal predilection amongst filmmakers. It supports the independent film community and maintains our region's ability to produce quality content in Washington State.

Our #1 goal financially is to see our investors recoup their money. After that, the percentages you earn are determined by the number of shares purchased.

The total budget for "Martingale" is $100,000. We need a minimum of $68,000 to "greenlight" the project and begin Pre-Production, and with a minimum of about $80,000, we can finish the entire movie. With the lesser amount, however, we'll lack the funds to afford any name-talent, which would be crucial for promoting and helping market it to a broader audience.


9%
25%
28%
5%
5%
7%
2%
8%
6%
5%
$9000 Writer, Director & Producer
$25,130 Cast & Stunts
$27,875 Crew
$5000 Art Department
$4875 Food
$6650 Legal & Insurance
$2000 Travel
$8000 Post-Production
$6250 Distribution/Marketing
$5300 Contingency

The Film Market is Robust

Selling a movie through a distribution company is beneficial to the financial success of a film, but not always necessary. Among the few types of distribution, self-distributing through aggregation is also popular and could yield a number of deals for rights, including VOD, television, DVD, and ancillary rights like airline and shipping. However, it isn't uncommon for an independent producer to strike a six-figure deal on a micro-budget feature. Distribution companies that focus mostly on smaller independents with VOD platforms in mind will often bid in the $50k to $500k range. For example, distributor Anchor Bay offered $250k for *A Horrible Way To Die* (2010), made for $96k. FilmRise, another distributor that deals mostly in edgy, suspenseful dramas -- much like *Martingale* -- has titles in its catalog like *My Friend Dahmer*, the serial killer biopic, and *Dayveon*, the authentic gang drama. For a movie like *Martingale*, made for $100k, this opens up a big window of opportunity to see a profit and it certainly depends on the quality of the movie and how we leverage our distribution channels.


COMPARABLE SUSPENSE/DRAMA MOVIES UNDER $1 MILLION
Thousands of Dollars
$2,500
$2,000
$1,500
$1,000
$500
$0
$50
$150
$20
$170
$150
$2,100
$270
$830
$200
$237
$50
$858
$400
$1,000
$100
$1,939
I Will Follow
Bellflower
Another Earth
Compliance
Middle Of Nowhere
Upstream Color
Blue Ruin
A Ghost Story
SOURCE: www.the-numbers.com and www.boxofficemojo.com
Budget
Gross Revenue

Founder

While Chris Taylor is the only founder, he's one of three producers on *Martingale*. We'll hire the rest of crew once we achieve minimal funding.



Chris Taylor

Producer / Writer

I started my production company from the ground up, working as a production assistant almost 15 years ago and building my trade until becoming self-sufficient in the last few years.

AND THE REST OF THE TEAM



Tony Doupe

Director (contractor)

85 film/TV credits to his name, Tony has spent 25 years as a director, actor and acting coach.



Tonya Skoog

Role of "Danni" / Producer (contractor)

Actress and producer known for The Hollow One and Two Pictures.



Lisa van Dam-Bates

Production Designer (contractor)

Debuting as a director on the feature Marla Mae, Lisa also works in the Art and Special FX Depts.



Matt Medisch

Co-Producer (contractor)

Matt's career has spawned 8 films to date, one of which includes a successful 4-movie franchise.



Jeremy Berg

Editor (contractor)

Also a successful feature director and DP, his work includes the lucrative franchise The Invoking.

Raised $100,000 From 140 Investors

$100,000

In Progress

Longkill Group LLC

We back entrepreneurs building innovative companies regardless of industry or location.



Ken Stewart

Small Business Owner, Off Road and Shooting Enthusiast in Chandler, AZ



Husain Hanif Roussel

Doctoral student, criminal justice professional, and investor. I am a fan of history and science. I am very interested in helping start-ups with the funding they need to grow and expand.



Marek Nenadal



Barnaby Zelman

Career in international trade and specialty chemical exporting and licensing worldwide. Pilot, investor, collector, and family man.



Kerry Smith

Retired. Artist. Investor

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

M: While independent features are getting cheaper with technology, our company still keeps our production budgets under the traditional model in terms of shooting days, crew size, and utilizing new SAG Indie contracts available for productions with not a lot of money but still needing quality talent. I've personally built my own video production business from scratch, working professionally for over fifteen years as a writer, cameraman, and editor and acquiring over $50k in equipment to facilitate all requirements for any moderate-sized production without needing to pay for rentals. With that in mind, I'm able to waive almost all those labor and equipment costs on projects I personally produce as an in-kind investment, saving the production tens of thousands of dollars.

WF: What do you understand about your business that others don't get?

M: I'm an entrepreneur as much as I am a filmmaker, so most of the decisions I make keep customers and the audience in mind. Where Los Angeles and similar movie-centric markets obviously have the infrastructure to facilitate the business side of the industry (containing studios, massive talent agencies, a plethora of producers, etc.), Seattle doesn't. Too many people in this area thrive on the artistic side without a game plan on how to turn it into a profit. I believe we have the capacity to do both: Generate great content and commit ourselves to the entrepreneurship that's demanded of independent filmmakers when it's time to find its audience.

WF: How do you acquire customers?

M: We have an understanding that once the movie is finished, that's when the real work begins. Submitting to film festivals and trying to get the movie seen by audiences in a theater setting simply isn't enough. It can take time, sometimes a year or two, to campaign with this new "product" before the hard work sees results. But because the indie market thrives on filmmaker tenacity, I know what kind of commitment I'll need to give to it. This includes attending film festival screenings, calling and meeting face to face with distributors and sales agents, sending out press releases, talking to online publications, attending the American Film Market, and putting our skills to good use to build a great media presence for the film.

WF: Who are your competitors? How are you different?

M: We've found a lot of our competitors who produce movies in Seattle are production companies owned by actors (Abundant Productions, Fireshoe Productions, etc). It's become a means to promote a different side of the business but doesn't always translate into a well-founded business model. It's a difference of motivation, namely, and the end results and goals for each project. I don't do this to get my name in the public eye or simply to break even on the investment. Financially, that's not good enough for me, whereas some of my competitors probably can't honestly say the same.

WF: What's your biggest risk? What keeps you up at night?

M: Because of the subjective nature of our industry and what distributors believe will sell to customers at the time, the biggest unknown is whether we'll find that perfect distributor to partner with. But that doesn't necessarily mean a failed distribution deal is the death of a film, instead, it just means our production companies will need to do more of the work ourselves and potentially self-distribute.

WF: How will you make money?

M: While everything mentioned above is good for bringing attention to a finished film, our mission is to find distribution. Placing it with video-on-demand aggregators and on store shelves to get customers is the end goal. Furthermore, finding a distribution company that believes in us and our work to continue that relationship in the future is a derivative of that, since we aren't a one-off film production company. We certainly don't have just one product to offer and want to build the relationship so we can quickly move into production on future projects and create other opportunities for the partnership.

WF: Most independent films I see are in the higher six-figure or even million-dollar range. Why is yours so low ($100k)?

M: In the last five years, our team has inched the budget barometer higher and higher, starting at an INSANELY low $11,00, to increase the production value of each film while still keeping a good ROI in mind. We went on to produce more around the $50k and $75k marks, spiking as high as $220,00. We understand the struggle independent production companies have. It's challenging to find an audience and stand out from the saturated Hollywood market as a great movie worth seeing, but we know that even well-reviewed indie films can dwell in the red for years because of several factors: overspending, poor advertising, lack of actor drawing power, or just bad timing, to name a few. The widely-praised *Green Room* (2015) still hasn't earned back its budget, even considering its 90% Rotten Tomatoes score and the success of the director's prior film, *Blue Ruin* (2013). Why? Well, for one, it's budget was more than 10x its predecessor's. Even as a well-liked movie with great actors like Patrick Stewart and Anton Yelchin at the helm, it still struggles to see a profit.

While a movie like *Green Room* may have been great for filmmakers' careers, proving their ability to make a great multi-million dollar movie with A-list talent, it does little for the financier. Let me be clear, there's no algorithm or perfect guideline to ensure the success of the production of any decent script. And of course, hindsight is 20/20. But I do believe our team has a track record of being able to trim the fat from production that would otherwise cost two to three times more in the hands of other filmmakers.

WF: Briefly describe what I get with my investment

M: Simple: Every investor gets a first money position + 20% interest on revenue. In addition, you get an equity share equal to 1/2 of your investment percentage relating to the total budget that's raised. The formula where "X" is your investment amount:

X ÷ 2 ÷ $100,000 (maximum budget)

For example, a $10,000 investment gives you 5% equity + $2,000 interest if/when the movie generates revenue.

Why 1/2? Because the other half remains with the production companies. You'll also receive a perk based on the amount invested, which ranges from premiere tickets to digital downloads to cool swag!

WF: Will my equity ever be diluted?

M: No. In fact, your equity will increase if we fail to meet our maximum $100,000 budget.

Ask a Question

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ASK QUESTION

Philip Daay May 18

I'm sure the filmmakers are aware of notorious Hollywood accounting practices, where "net profits" often means investors receive zero returns. The instance when Winston Groom was offered 3% "net profits" for the film rights to his novel Forrest Gump is now legendary. To this day, Forrest Gump the movie is not profitable. Neither are several Harry Potter films. Why are you offering "net profits" to investors instead of participation in adjusted gross income? Film projects on other crowd investing sites do offer returns based on adjusted gross proceeds. I imagine many film knowledgeable investors will be passing on your project purely on this one issue. Can you explain your thinking here?



Chris Taylor Producer / Writer FOUNDER May 18

Hi Philip. To answer your first comment, this project isn't net profit-only participation. And while there are limited yet crucial expenses incurred in order to bring a movie to market so it can generate revenue, we, the producers, don't see a penny from that.

As a truly independent production company attempting to be successful in 2018, we've seen first hand those Hollywood accounting practices. This will be our 5th indie feature working directly with investors who often become more like family than anonymous partners. Our first priority is always making our investors whole. The definition of "Net Profits" is sometimes a grey area but so can AGI - many times they mean the same. In the case of film investing, they both represent a number amount that is found after taking out expenses, interest and other fees that go against the film. Regarding this project specifically, we're also legally behind "Net Profits" and behind the investors' 120% recoup. We always assure our investors we can't make money from the sale of a film until they get back their investment plus interest.

So to explain our thinking, AGI and Net can be interchangeable and both terms default to the language in the "waterfall return". This section of an investor agreement is used to specifically outline the order of repayment as well as the cost that can go against the film's profits. I recommend to any investors to never sign an agreement that offers AGI share or Net share without a clean definition of possible cost. In the large studio system, we often see creative accounting methods in the way of lateral money transfers and expenses as it ends up siphoning off profits. We like to say "The most important people in Hollywood are the accountants".

Our investors mean the world to us. While not every film can be successful, we certainly want everyone to be close to the project and understand completely how their return works. The legal documents used when finalizing investments have a detailed waterfall that shows all possible expenses that apply (which often times are much less than estimated). We also provide caps to expense to insure we don't have a bottomless hole for profits to fall into. There is no way around AGI or Net Profit-language but at least know that when producers are LEGALLY restricted from any profit until ALL investors get their money back + interest, rest assured, you have that revenue share security.

I hope this helped a bit and I also appreciate your view on the term Net Profits vs AGI. It's good to know for feature documents. I'm happy to answer any other questions and I hope we get to speak and possibly work together soon.

LIKE

Robert Moulton May 19

Will you stop accepting money at 100K or go over?



Chris Taylor Producer / Writer FOUNDER May 19

Hi Robert. $100k is the absolute highest amount we'll accept in investments. We may look for a few bucks elsewhere though (pre-sales, non-equity crowdfunding, etc) that won't affect the revenue sharing.

LIKE

MORE QUESTIONS

RISKS

1 While Adventus Films (the parent company of Martingale LLC) has been around a while and has collaborated in a key position on over 25 narrative films, it has only been at the helm of 2, both of which are still in stages of post-production and have yet to see their day in the market. Both of which are on track for completion and/or distribution by 2018. This means that, while we have helped other production companies find success in profiting from film production, we have yet to do it as the key production company on a film.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Martingale is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?


ADVENTUS

Chris Taylor • 2nd

Thriving Filmmaker & Failed Rock Musician

Adventus Films • The Art Institutes

Greater Seattle Area • 500+

Connect | InMail | More...

Have a minute? Check out www.adventusfilms.net for a large sample of work. IMDb: www.imdb.com/name/nm3236270 Beginning my career as a combat motion photographer in the Ma...

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Experience

Cinematographer and Editor
Adventus Films
Jun 2006 – Present • 11 yrs 11 mos
Greater Seattle Area

We're one part cannibalized technology, two parts artistic tomfoolery, with a dash of circumstantial achievement and inadvertent creativity - Adventus Films is a Seattle-based film and television production company.

Media (1)


production reel
5TH AVE S

Adventus Films Summer 2016 Production Reel

Cinematographer
"The Killing Joke" Feature Film
Nov 2017 – Nov 2017 • 1 mo
Greater Seattle Area

A stand-up comedian is stalked by a ruthless killer just hours before his big, career-making performance.

Media (1)



TKJ Color Preview

Camera Operator
"Ayla" Feature Film
Apr 2016 – Apr 2016 • 1 mo
Greater Seattle Area

A man haunted by the mysterious death of his 4-year-old sister brings her back to life thirty years later as an adult woman, with dire consequences.

Contact and Personal Info

Chris' Profile and Websites

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Enjoying all life has to offer.

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Creative at 2 SAG Franchised agencies represented in CA, WA, VAN, OR, ID, and MT

Learn the skills Chris has



Video Editing: Moving from Production to Post
Viewers: 7,266



Cinematic Video Lighting
Viewers: 12,451



DaVinci Resolve 11 Essential Training
Viewers: 21,710

See more courses

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TRAILER
HD

AYLA Official Trailer #1 (2017) Dee Wallace Horror Movie HD

Cinematographer
"Marla Mae" Feature Film
Jun 2015 – Jul 2015 • 2 mos
Greater Seattle Area

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Marla Mae teaser/trailer

Gaffer
Fueled Creative
Jun 2013 – Jun 2015 • 2 yrs 1 mo
Seattle, WA

Media (2)



Tulalip Resort 2013 - Too Marvelous For Words (Resort)



Tulalip Resort 2013 - Too Marvelous For Words (Gaming)

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Education

The Art Institutes
Bachelor of Fine Arts (BFA), Film/Cinema/Video Studies
2010 – 2013

Skills & Endorsements

Film Production · 81
Endorsed by **Rick Walters and 9 others who are highly skilled at this**
Endorsed by **10 of Chris' colleagues at US Army**

Film · 76
Endorsed by **Ashley Greaves and 12 others who are highly skilled at this**
Endorsed by **11 of Chris' colleagues at US Army**

Cinematography · 46
Endorsed by **Randy Stalcup, who is highly skilled at this**
Endorsed by **9 of Chris' colleagues at US Army**

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Recommendations

Received (2) Given (0)

Scott A. Capestany
Creative + Entertainment Business Executive
February 19, 2014, Scott A. was a client of Chris'

Capestany Films hired Chris to edit a Hollywood level Network TV Series style trailer for our project "The Rainforest". His execution of every step of the collaboration process with our Producer and Director and delivery of a product that well exceed our expectations and on time was bar none one of the most impressive and pleasant working experiences we have had in years in the Seattle, WA market. Chris's brilliant creativity, relaxed and professional approach to his profession as a highly skilled writer, editor and cinematographer is why we will be working with him in the future. We recommend and endorse Chris Taylor for high level professional Writing, Editing and Film production.

James Reeves
Media Production Manager II at Florida Institute of Technology
November 5, 2013, Chris worked with James in the same group

Chris is a top notch Gaffer in my humble opinion simply for the fact that he is able to translate my vision and intent for a shot with light. This relationship on set is paramount to my craft. Whenever given the opportunity to work with Chris as a Gaffer or any position, I'm always on board with out hesitation!

Accomplishments

10 Projects

Martingale • The Killing Joke • Enmity • Tulalip Casino commercial • Microsoft Lync • iFly Seattle • The Butcher's Dozen • Deadline • Névé Water • The Shootout

8 Honors & Awards

Best Dramatic Short Film for "Solitude" • Best Cinematography for "Karma Gettin'" • Audience Choice for "Trauma" • Audience Choice for "A Man, Buried" • Best Short Film for "A Man, Buried" • Best of Fest for "A Man, Buried" • Audience Choice for "Scamp" • Best Video: Recruiting Category for "Fort Lewis Nathoinal Anthem"

3 Certifications

Duolingo German Fluency: Elementary (Estimated) • Duolingo German Fluency: Elementary (Estimated) • Avid Media Composer 3.5

2 Languages

English • German